EXHIBIT 99.1
ABERCROMBIE & FITCH REPORTS
DECEMBER SALES RESULTS
New Albany, Ohio, January 10, 2008: Abercrombie & Fitch (NYSE: ANF) today reported net sales of $657.0 million for the five-week period ended January 5, 2008, a 9% increase over net sales of $603.6 million for the five-week period ended December 30, 2006. December comparable store sales decreased 2% for the five-week period ended January 5, 2008, compared to the five-week period ended January 6, 2007. Total Company direct-to-consumer net sales increased 35% to $51.4 million for the five-week period ended January 5, 2008, compared to the five-week period ended December 30, 2006.
Year-to-date, the Company reported a net sales increase of 15% to $3.530 billion from $3.066 billion last year. Comparable store sales decreased 1% for the year-to-date period. Year-to-date, the Company reported that direct-to-consumer net sales increased 51% to $234.5 million.
December 2007 Developments
•	Total Company net sales increased 9%

•	Total Company direct-to-consumer net sales increased 35%

•	Total Company comparable store sales decreased 2%

•	Abercrombie & Fitch comparable store sales decreased 1%

•	abercrombie comparable store sales decreased 4%

•	Hollister Co. comparable store sales decreased 3%

•	RUEHL comparable store sales decreased 22%
The Company operated a total of 359 Abercrombie & Fitch stores, 202 abercrombie stores, 444 Hollister Co. stores and 21 RUEHL stores in the United States at the end of fiscal December. The Company operates three Abercrombie & Fitch stores and three Hollister Co. stores in Canada, and one Abercrombie & Fitch flagship in London, England. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.RUEHL.com.
To hear the Abercrombie & Fitch pre-recorded December sales message, please dial (800) 395-0662, or internationally, dial (402) 220-1262.
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For further information, call:	Thomas D. Lennox Vice President, Corporate Communications (614) 765-4875

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2007 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire, train and retain associates; and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.